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[VISION SCIENCES LOGO]

                                                                   EXHIBIT 10.7

September 20, 2001

Mr. Thomas Olmstead
4114 Meadowbrook Boulevard
University Heights, Ohio  44118

Dear Tom,

I am pleased to offer you employment with Vision-Sciences, Inc. ("the Company"), pursuant to the following terms and conditions:

Title:              Vice President of Sales & Marketing

Salary: $120,000 per annum, payable in accordance with the Company's normal payroll schedules.

Effective Date:     October 1, 2001

Benefits:           You will be entitled to participate in the Company's
                    standard benefits package, including health insurance and the Company's 401K plan.

Vacation:           You will be eligible for vacation in accordance with the
                    Company's standard vacation policy.

Options: You will receive a grant of stock options for 100,000 shares of the common stock of Vision-Sciences, Inc. at an exercise price as of the close of business on October 1, 2001 with vesting as follows:

                    -    25,000 shares vesting on October 1, 2002

                    -    25,000 shares vesting on October 1, 2003

                    -    25,000 shares vesting on October 1, 2004

                    -    25,000 shares vesting on October 1, 2005

In accordance with the terms of the Vision-Sciences 2000 Stock Option plan, in the event that Vision-Sciences is merged into or acquired by another entity, all options shall vest immediately. All other provisions of the Vision-Sciences 2000 Stock Option Plan shall apply to this grant.

Yours truly,

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/s/ Katsumi Oneda
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Katsumi Oneda

President/CEO/Chairman


Accepted:

/s/ Thomas Olmstead                         Date: 10-1-01
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Thomas Olmstead